Exhibit 99.1

April 20, 2026

Liberty Broadband Corporation to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Liberty Broadband Corporation (“Liberty Broadband”) (Nasdaq: LBRDA, LBRDK, LBRDP) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on GCI Liberty, Inc.’s (Nasdaq: GLIBA, GLIBK) first quarter earnings conference call. The conference call will be held on Thursday, May 7th at 11:15 a.m. E.T. During the call, management may discuss the financial performance and outlook of these companies, as well as other forward-looking matters.

To participate in the call by phone or to ask a question, please call +1 (877) 407-3944 or +1 (412) 902-0038, with a confirmation code of 13756845, at least 10 minutes prior to the call. The conference administrator will provide instructions on how to use the polling feature.

In addition, a webcast of the conference call will be hosted on Liberty Broadband’s investor relations site. Please visit http://www.libertybroadband.com/investors/news-events/ir-calendar to register for the webcast. A replay of the call will also be available on the Liberty Broadband website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK, LBRDP) principal asset consists of its interest in Charter Communications.

Liberty Broadband Corporation
Hooper Stevens, +1 720-875-5406

Source: Liberty Broadband Corporation